[Letterhead of Staff Leasing]






Paribas Principal Partners Incorporated
The Equitable Tower
787 Seventh Avenue
New York, NY  10019


                                                               December 21, 1999


Dear Sirs:

         In connection with your consideration of a possible acquisition (an "Acquisition Transaction") of Staff Leasing, Inc. ("the Company"), the Company hereby agrees, upon the request of Paribas Principal Partners Incorporated ("Paribas"), to provide Paribas with reasonable access to management and to make nonpublic information available to Paribas and agrees that such access and information to be provided and made available (i) shall in the Company's good faith opinion be the type and kind of access and information that would customarily be provided to a third party that is exploring a possible acquisition transaction with the Company and (ii) shall generally and in all material respects be no less favorable than the access and information provided to any other party that may be exploring a possible acquisition transaction with the Company; provided that the Company shall not be required to produce or generate any information it does not otherwise have available. As a condition to our furnishing such information to you, and giving you access to management, we are requiring that you agree, and by entering into this letter agreement (this "Agreement") you hereby do agree, (i) to treat confidentially, and to not disclose to any person (other than disclosures expressly permitted by the terms hereof or to which the Company shall have consented in writing), all information (including information relating to the status of or any facts regarding the process the Company is running to evaluate any Acquisition Transactions) that is furnished by or on behalf of the Company, its agents or its representatives (including attorneys and financial advisors) to you or your directors, officers, employees, agents, advisors, prospective financing sources, affiliates or representatives or those of your agents, advisors or prospective financing sources  (all the  foregoing  collectively  referred  to as  "Representatives"), whether furnished before or after the date of this Agreement, and all notes, analyses, compilations, studies or other documents or material, whether prepared by you or others, which contain or otherwise reflect such information (collectively, the "Evaluation Material") and (ii) to not use any of the Evaluation Material for any purpose other than evaluating a possible Acquisition Transaction. You further agree that, without the Company's prior written consent, you and your Representatives will not, directly or indirectly, have any contact with any customer, supplier or insurance provider of the Company regarding an Acquisition Transaction.

         The term "Evaluation Material" does not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (b) was available to you on a non-confidential basis prior to its disclosure to you by the Company, its representatives or its agents, or (c) becomes available to you on a non-confidential basis from a source other than the Company, its representatives or its agents, provided that such source is not, to your knowledge, bound by a confidentiality agreement with the Company, its representatives or its agents and is not, to your knowledge, otherwise prohibited from transmitting the information to you or your Representatives by a contractual, legal or fiduciary obligation.

         It is understood that you may disclose any of the Evaluation Material to those of your Representatives who require such material for the purpose of evaluating a possible Acquisition Transaction; provided, however, that such Representatives shall be informed by you of the confidential nature of the Evaluation Material. You agree that the Evaluation Material will be kept confidential by your Representatives and that your Representatives will not disclose to any person (other than disclosures expressly permitted by the terms hereof or to which the Company shall have consented in writing) any of the Evaluation Material. You further agree that your Representatives will not use any of the Evaluation Material for any purpose other than evaluating a possible Acquisition Transaction on your behalf. Without the prior written consent of Paribas (and except to the extent as may be required by law, including without limitation, the United States securities laws), the Company may not disclose to any person the fact that you are considering a possible Acquisition Transaction or any of the terms, conditions or other facts with respect thereto. The term "person" as used in this Agreement shall be broadly interpreted to include, without limitation, any corporation, company, partnership, bank or individual. Notwithstanding anything to the contrary contained in this Agreement, you may, following the Restricted Period (as defined below), disclose any Evaluation Material to the extent as may be required by law, including without limitation, the United States securities laws.

         In the event that you or any of your Representatives are compelled by deposition, interrogatory, subpoena or civil investigative demand to disclose any of the Evaluation Material, it is agreed that you or such Representative, as the case may be, will provide the Company with prompt notice of each such requirement so that the Company may seek promptly an appropriate protective order or other appropriate remedy and/or waive your or such Representative's compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained promptly, you or such Representative may furnish that portion (and only that portion) of the Evaluation Material or other information which, in the written opinion of your counsel, you are legally required to disclose and will exercise your reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded any Evaluation Material or other information so furnished.

         In addition, you hereby acknowledge that you are aware (and that your Representatives who are apprised of this matter have been or will be advised) that the United States securities laws restrict persons with material non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Nothing herein shall constitute an admission by any party that any Evaluation Material in fact contains material nonpublic information concerning the Company.

         You agree that, prior to the earlier of (x) February 29, 2000, (y) the day on which the Company enters into or announces an intention to enter into an Acquisition Transaction and (z) January 30, 2000, if on or prior to such date the Company has not delivered to you and other person having expressed an interest in an Acquisition Transaction a proposed form of acquisition agreement with respect to an Acquisition Transaction (the "Restricted Period"), you shall not, and shall not cause your affiliates to (a) submit nominees for election to the board of directors of the Company at the Company's 2000 annual meeting or
(b) enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any persons which, to your knowledge after due inquiry has, prior to the date hereof, entered into an agreement with the Company containing restrictions on the use by such person of confidential material and which restricts in certain circumstances the acquisition of all or part of the Company, in each case, in connection with a possible Acquisition Transaction (it being understood that, without limiting the generality of the foregoing, you shall not be permitted to act as a joint bidder or co-bidder with any other person with respect to any such Acquisition Transaction). You also agree during such period not to publicly request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence).

         The Company hereby represents and warrants to you that it has caused its Bylaws to be amended so that you may submit, after the Restricted Period but on or prior to March 11, 2000, nominees for election to the board of directors of the Company at the Company's 2000 annual meeting. The Company further represents and warrants to you that a true and complete copy of the amended Bylaws is attached hereto as Exhibit A.

         You agree that, prior to the eighteen month anniversary of the date of this Agreement, you will not and will not cause your affiliates to solicit for employment or hire any of the officers of the Company or any of its subsidiaries, or any of the employees of the Company or any of its subsidiaries (but excluding worksite employees) with whom you have had contact during the due diligence process contemplated hereby or that have otherwise been identified to you by the Company during the due diligence process without first obtaining the written consent of the Company so long as such persons are employed by the Company or any of its subsidiaries or were so employed at any time within six months of such solicitation by you. It is understood and agreed that the above provisions against solicitation shall not prohibit any general solicitation not directed specifically to such officers or employees.

         You will promptly upon the written request of the Company destroy or deliver to the Company all documents or other matter furnished to you or your Representatives by or on behalf of the Company, its agents or its representatives constituting or containing Evaluation Material, together with all copies thereof in the possession of you or your Representatives. In the event of such request, you will promptly destroy all other documents or other matter constituting or containing Evaluation Material in the possession of you or your Representatives, with any such destruction promptly confirmed by you in writing to the Company except to the extent that certain materials are required to be maintained in accordance with existing internal compliance policies or procedures (such as credit memoranda) or by law.

         The Company agrees that it is not party to any similar agreements with provisions that are less restrictive than those set forth in this Agreement and should it enter into a similar agreement with any other person with provisions that are less restrictive that those set forth in this letter agreement, it shall give notice thereof to you and provide you a copy of such less restrictive provisions, and this Agreement will be deemed to be automatically amended so that you have the benefit of such less restrictive provisions and, that to the extent the Company is or becomes party to any such agreement with another party, it has not waived, and will not waive, any provisions of such agreement without waiving the similar provisions of this agreement; provided that the foregoing shall not be applicable in the event the Company advises you that you (i) are no longer subject to the restrictions contained in the sixth paragraph of this Agreement and (ii) you may disclose Evaluation Material to the extent legally required to make acquisitions of the Company's securities.

         Although you understand that the Company has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of your investigation, you further understand that neither the Company nor its agents or representatives makes any representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor its officers, directors, agents or representatives shall have any liability to you or any of your Representatives resulting from the use of the Evaluation Material by you or such Representatives. Only those representations and warranties that may be made to you or your affiliates in a definitive written agreement regarding an Acquisition Transaction, when, as and if executed and subject to such limitations and restrictions as may be specified therein, shall have any legal effect, and you agree that if you determine to engage in an Acquisition Transaction such determination will be based solely on the terms of such written agreement and on your own investigation, analysis and assessment of the business to be acquired. Moreover, unless and until such a definitive written agreement is entered into, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such an Acquisition Transaction except for the matters specifically agreed to in this Agreement.

         It is further understood and agreed that the Company will arrange for appropriate contacts for the due diligence process. It is also understood and agreed that all (i) requests for site visits and (ii) discussions or questions regarding procedures will be submitted or directed exclusively to Jim Katzman of Goldman, Sachs & Co. (212-902-0924) (or a person designated by him).

         Each of the Company and you hereby acknowledge that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by the Company, you or your Representatives and that any such breach would cause you or, as the case may be, the Company irreparable harm. Accordingly, you agree that in the event of any breach or threatened breach of this Agreement, the Company, in addition to other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

          The terms of this Agreement may be amended, modified or waived only by a separate writing signed by the Company and you expressly so amending, modifying or waiving such terms. It is understood and agreed that no failure or delay by the Company or you in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. You and the Company agree and consent to personal jurisdiction and service and venue in any federal or state court within the State of New York having subject matter jurisdiction, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contacts made and to be fully performed in such State. This Agreement supersedes any prior confidentiality agreement relating to the subject matter hereof executed by you with the Company.

         The obligations of confidentiality set forth herein shall remain in effect until the earlier to occur of (i) the second anniversary of this Agreement and (ii) the consummation of an Acquisition Transaction between you and the Company.

         If you are in agreement with the foregoing, please sign and return one copy of this letter, which thereupon will constitute our agreement with respect to the subject matter hereof.

                                          Very truly yours,

                                          STAFF LEASING, INC.,


                                          By:/s/ John Panning
                                             -----------------------------------
                                             Name:
                                             Title:

Confirmed and agreed to as of
the date first above written:

PARIBAS PRINCIPAL PARTNERS INCORPORATED


By:/s/Gary Binning
   ---------------------------------
   Name:
   Title: